AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") dated the 27th day of December, 1999, by and between Derma Sciences, Inc.. a Pennsylvania corporation ("Derma") and Genetic Laboratories Wound Care, Inc., a Minnesota corporation ("Genetic Labs ") (collectively, the "Constituent Corporations").

         WHEREAS, each of the Constituent Corporations has adopted this Agreement; and

         WHEREAS, the boards of directors of each of the Constituent Corporations deem it advisable and to the advantage of the Constituent Corporations and their respective shareholders that Genetic Labs be merged into Derma with Derma as the surviving Corporation pursuant to the laws of the Commonwealth of Pennsylvania and on the terms and conditions herein contained;

         NOW, THEREFORE, the parties hereto, in consideration of the promises and covenants herein contained and intending to be legally bound, agree as follows:

                                    ARTICLE I

         1.1 At the Effective Time, defined below in Article 4.3, Genetic Labs shall be merged with and into Derma pursuant to Subchapter C, Section 1921 et seq. of the Pennsylvania Business Corporation Law of 1988. Derma shall be the Surviving Corporation and shall be governed by the laws of the Commonwealth of Pennsylvania. The existence of Genetic Labs shall cease on such date and the existence of the Derma shall continue unaffected and unimpaired by the merger with all the rights, privileges, immunities and powers and subject to all the duties and liabilities of a corporation organized under the laws of the Commonwealth of Pennsylvania.

         1.2 The Articles of Incorporation of Derma as they exist at the Effective Time shall, until further amended as provided by law, constitute the Articles of Incorporation of the Surviving Corporation.


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         1.3 The by-laws of Derma as they exist at the Effective Time shall, until further amended as provided by law, constitute the by-laws of the Surviving Corporation.

         1.4 The directors of Derma at the Effective Time shall constitute the board of directors of the Surviving Corporation and shall hold office until their successors are elected and have qualified.

                                   ARTICLE II

         2.1 At the Effective Time, shares of common stock of Genetic Labs immediately prior to the Effective Time shall be converted into shares of common stock of Derma in the ratio of one (1) share of Derma for one (1) share of Genetic Labs. Holders of certificates representing shares of Genetic Labs shall tender such certificates, duly endorsed, for exchange at the Effective Time.

                                   ARTICLE III

         3.1 The obligations of each of the Constituent Corporations to effectuate the merger hereunder shall be subject to the following conditions:

                  (a) Each of the Constituent Corporations shall have delivered to the other a copy of the resolution approving this Agreement adopted by at least a majority vote of its directors.

                  (b) The holders of the outstanding shares of common stock of Genetic Labs shall have approved this Agreement and the merger contemplated hereby in the manner required by law.

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                                   ARTICLE IV

         4.1 Genetic Labs shall submit this Agreement and the merger contemplated by the Agreement to its shareholders for approval.

         4.2 Upon approval of this Agreement and the merger contemplated by this Agreement and the satisfaction of each of the other conditions set forth in
Article III, the appropriate officers of each of the Constituent Corporations shall execute and acknowledge articles of merger in the form required by the laws of the Commonwealth of Pennsylvania and the State of Minnesota and shall cause same to be filed and recorded as provided by the laws of the Commonwealth of Pennsylvania and the State of Minnesota.

         4.3 The merger contemplated by this Agreement shall be effective upon filing of articles of merger with the Department of State, Commonwealth of Pennsylvania, and the Secretary of State, State of Minnesota, which time shall be the Effective Time.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the date first hereinabove written.


                      DERMA SCIENCES,  INC.



                      By: ___________________________
                          Stephen T. Wills CPA, MST
                          Vice President and Chief Financial Officer


                      GENETIC LABORATORIES WOUND CARE, INC.



                      By: ___________________________
                          Stephen T. Wills, CPA, MST
                          Vice President and Chief Financial Officer



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